EXHIBIT 99.1

Chemung Financial Corporation Reports Third Quarter 2019 Net Income of $2.0 Million, or $0.40 per Share

ELMIRA, N.Y., Oct. 18, 2019 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq: CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income of $2.0 million, or $0.40 per share, for the third quarter of 2019, compared to $6.9 million, or $1.43 per share, for the third quarter of 2018.  The primary reason for the decrease in net income for the third quarter of 2019 as compared to the same period in the prior year was an increase in the provision for loan losses attributed to a specific impairment of $4.2 million related to the previously disclosed participation interest in a commercial credit.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“The results for the 3rd quarter were materially impacted by the $4.2 million participation loan impairment highlighted in our 8-K dated September 12, 2019.  We continue to work with law enforcement and the lead bank in an attempt to seek recovery from the borrower.  The net results for the quarter overshadow our strong core earnings performance. Net interest income for the third quarter increased from the prior quarter and our interest margin remains strong at 3.63%, reflective of our low 60 basis point cost of interest bearing deposits. Our efficiency ratio improved from the second quarter, as did our  non-interest expense to average assets ratio. While we are all disappointed in our credit events this year, we believe that they are not a reflection of the overall quality of our loan portfolio. We remain laser focused on our longer term tactical and strategic plan and committed to our high touch community banking service model while continuing to grow tangible book value per share and capital.“

Third Quarter Highlights1:

  Total shareholders’ equity increased $17.0 million, or 9.9%.

  Tangible book value per share increased to $32.69.

  Dividends declared during the second quarter remained at $0.26 per share.

1 Balance sheet comparisons are calculated for June 30, 2019 versus December 31, 2018.

3rd Quarter 2019 vs 3rd Quarter 2018

Net Interest Income:

Net interest income increased by less than $0.1 million, or 0.4%, to $15.1 million for the current quarter compared to the same period in the prior year, due primarily to an increase of $0.7 million in interest and dividend income and a decrease of $0.2 million in interest expense on borrowed funds, offset by a $0.6 million increase in total interest expense.  Interest and fees from loans increased $0.1 million, interest from taxable securities increased $0.1 million, and interest from interest-earning deposits increased $0.4 million in the third quarter of 2019 as compared to the same period in the prior year.  Interest expense on deposits increased $0.8 million, while interest expense on borrowed funds decreased $0.2 million in the third quarter of 2019 when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.63% in the third quarter of 2019, compared with 3.71% for the same period in the prior year.  The average yield on interest-earning assets increased 7 basis points, while the average cost of interest-bearing liabilities increased 22 basis points, compared to the same period in the prior year.  Average interest-earning assets increased $40.7 million, compared to the same period in the prior year.  The increase in interest and dividend income for the current quarter can be mostly attributed to average annualized yield increases of 12 basis points on commercial loans, 25 basis points on consumer loans, and 23 basis points on taxable securities, due to rising interest rates, along with a $74.1 million increase in the average balance of interest-earning deposits, compared to the same period in the prior year.  The increase in interest expense for the current quarter can be mostly attributed to an increase in interest rates on average interest-bearing deposits, including promotional rates on time deposits, offset by a $29.1 million decrease in the average balance of FHLB advances, other debt and repurchase agreements.

Non-Interest Income:

Non-interest income for the current quarter was $5.0 million compared with $7.4 million for the same period in the prior year, a decrease of $2.4 million, or 32.9%.  The decrease can be mostly attributed to a decrease of $2.2 million in the change in fair value of equity investments.  The decrease was due primarily to an increase in the fair value of Visa Class B shares in the third quarter of 2018, which were then subsequently sold during the third quarter of 2018.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.5 million compared with $13.4 million for the same period in the prior year, an increase of $0.1 million, or 0.7%.  The increase can be mostly attributed to increases of $0.2 million in salaries and wages, $0.2 million in pension and other employee benefits, $0.1 million in furniture and equipment expenses, and a $0.3 million reduced credit in other components of net periodic pension and post-retirement benefits, offset by decreases of $0.2 million in net occupancy expense, and $0.3 million in FDIC insurance expense.  The increase in salaries and wages can be mostly attributed to annual merit increases. The increase in pension and other employee benefits was due to increased health care costs. The increase in furniture and equipment expenses was due to the timing of various projects. The decrease in net occupancy expense was due primarily to the closure of two branches in 2019.  The decrease in FDIC insurance expense was primarily due to the receipt of a $0.2 million credit related to the Deposit Insurance Fund’s (DIF) minimum reserve ratio assessment.

Income Tax Expense:

Income tax expense for the current quarter was $0.2 million compared with $1.8 million for the same period in the prior year.  The decrease in income tax expense was due primarily to a decrease of $6.6 million in income before income tax expense for the third quarter of 2019 as compared to the same period in the prior year.  The effective income tax rate decreased from 20.6% for the third quarter of 2018 to 8.3% for the third quarter of 2019.

3rd Quarter 2019 vs 2nd Quarter 2019

Net Interest Income:

Net interest income increased by less than $0.1 million, or 0.3%, to $15.1 million compared to the prior quarter.  Interest and fees from loans increased $0.1 million and interest and dividend income from investment securities increased $0.1 million.  Interest expense on deposits increased $0.1 million due primarily to an increase of $14.5 million in the average balance of time deposits, along with a seven basis points increase in the average cost of time deposits due to promotional rates on time deposits.  Fully taxable equivalent net interest margin was 3.63% in the third quarter of 2019, a decrease of six basis points compared with 3.69% for the prior quarter.  Average interest-earning assets increased $11.6 million in the third quarter of 2019, while the average yield on interest-earning assets decreased four basis points compared to the prior quarter.   The average cost of interest-bearing liabilities increased three basis points in the third quarter of 2019, compared to the prior quarter.

Non-Interest Income:

Non-interest income for the current quarter was $5.0 million compared with $5.1 million for the prior quarter, a decrease of $0.1 million, or 2.6%.  The decrease in non-interest income was due primarily to a $0.2 million decrease in WMG fee income.  The decrease in WMG fee income can be mostly attributed to a decrease in fees from terminating trusts and a decrease in tax preparation fees.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.5 million compared with $13.8 million for the prior quarter, a decrease of $0.3 million, or 2.2%.  The decrease can be mostly attributed to decreases of $0.2 million in FDIC insurance expense and $0.2 million in other non-interest expense, offset by an increase of $0.1 million in furniture and equipment expense.  The decrease in FDIC insurance expense was primarily due to the receipt of a $0.2 million credit related to the Deposit Insurance Fund’s (DIF) minimum reserve ratio assessment.  The decrease in other non-interest expense can be mostly attributed to a decrease in bank sponsorships of $0.1 million compared to the prior quarter. The increase in furniture and equipment expense was related to the timing of various projects.

Income Tax Expense:

Income tax expense for the current quarter was $0.2 million compared with $1.2 million for the prior quarter, a decrease of $1.1 million, or 85.7%.  The decrease in income tax expense can be attributed to a $4.1 million decrease in income before income tax expense for the third quarter of 2019, when compared to the prior quarter.  The effective income tax rate decreased from 19.8% for the second quarter of 2019 to 8.3% for the third quarter of 2019.

Asset Quality

Non-performing loans totaled $23.5 million at September 30, 2019, or 1.80% of total loans, compared with $12.3 million at December 31, 2018, or 0.93% of total loans.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $23.7 million, or 1.32% of total assets, at September 30, 2019, compared with $12.8 million, or 0.73% of total assets, at December 31, 2018. The increase in non-performing loans can be mostly attributed to two commercial mortgage relationships and one participating interest in a commercial credit, offset by decreases in the non-performing residential mortgage and consumer loan portfolios.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the third quarter of 2019 was $4.4 million, an increase of $4.1 million compared with the same period in the prior year.  The increase in the provision for loan losses can be mostly attributed to a specific impairment of $4.2 million related to the aforementioned participating interest in a commercial credit.  Net charge-offs for the third quarter of 2019 were $0.2 million, compared with $0.3 million for the third quarter of 2018.

The allowance for loan losses was $23.9 million at September 30, 2019 compared with $18.9 million at December 31, 2018.  The allowance for loan losses was 101.94% of non-performing loans at September 30, 2019 compared with 154.59% at December 31, 2018.  The ratio of the allowance for loan losses to total loans was 1.83% at September 30, 2019 compared with 1.44% at December 31, 2018.

Balance Sheet Activity

Total assets were $1.794 billion at September 30, 2019 compared with $1.755 billion at December 31, 2018, an increase of $38.3 million, or 2.2%.  The increase can be mostly attributed to increases of $16.3 million in cash and cash equivalents, $25.3 million in securities available for sale, and $8.1 million in operating lease right-to-use assets related to the adoption of ASU No. 2016-02 Leases (“Topic 842”) as of January 1, 2019, offset by decreases of $10.2 million in total loans, net, and $2.0 million in premises and equipment, net.

The increase in cash and cash equivalents was due to changes in securities, loans, deposits, and borrowings.  The decrease in total loans, net, can be mostly attributed to decreases of $9.9 million in commercial mortgages, $12.9 million in indirect consumer loans, $8.4 million in other consumer loans, and a $5.0 million increase in the allowance for loan losses, offset by increases of $24.6 million in commercial and agriculture loans and $1.3 million in residential mortgages.  The increase in securities available for sale can be mostly attributed to purchases in the amount of $67.6 million, offset by $15.2 million in sales of mortgage-backed and municipal securities, along with maturities and paydowns.

Total liabilities were $1.612 billion at September 30, 2019 compared with $1.590 billion at December 31, 2018, an increase of $21.3 million or 1.3%.  The increase in total liabilities can be mostly attributed to increases of $7.3 million in total deposits, $8.1 million in operating lease liabilities related to the January 1, 2019 adoption of Topic 842, and $6.0 million in accrued interest payable and other liabilities.  The increase in deposits from $1.569 billion at December 31, 2018 to $1.577 billion at September 30, 2019 can be mostly attributed to an increase of $28.6 million in interest-bearing demand deposits and $19.6 million of time deposits, offset by decreases of $27.8 million in money market accounts and $11.8 million in non-interest bearing demand deposits.  The decreases in non-interest-bearing demand deposit and money market accounts can be mostly attributed to an outflow of commercial deposits.

Total shareholders’ equity was $182.0 million at September 30, 2019 compared with $165.0 million at December 31, 2018, an increase of $17.0 million, or 9.9%.  The increase in retained earnings of $7.6 million can be mostly attributed to earnings of $11.4 million, offset by $3.8 million in dividends declared.  The decrease in accumulated other comprehensive loss of $8.1 million can be mostly attributed to the increase in the fair market value of the securities portfolio.  Also, treasury stock decreased $0.6 million, due to the issuance of shares to the Corporation’s employee benefit stock plans and directors’ stock plans.

The total equity to total assets ratio was 10.15% at September 30, 2019 compared with 9.40% at December 31, 2018.  The tangible equity to tangible assets ratio was 9.00% at September 30, 2019 compared with 8.19% at December 31, 2018.  Book value per share increased to $37.35 at September 30, 2019 from $33.99 at December 31, 2018.  As of September 30, 2019, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under the regulatory framework for prompt corrective action.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.863 billion at September 30, 2019, including $301.3 million of assets under management or administration for the Corporation, compared to $1.768 billion at December 31, 2018, including $283.0 million of assets under management or administration for the Corporation, an increase of $94.4 million, or 5.3%.  The increase in total assets under management or administration can be mostly attributed to increases in the market value of total assets.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.8 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2018 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2019	2019	2019	2018	2018
ASSETS
Cash and due from financial institutions	$36,497	$32,622	$28,153	$33,040	$31,831
Interest-earning deposits in other financial institutions	109,801	83,838	97,657	96,932	82,081
Total cash and cash equivalents	146,298	116,460	125,810	129,972	113,912

Equity investments	2,065	2,079	2,032	1,909	1,987

Securities available for sale	267,529	269,286	266,721	242,258	246,473
Securities held to maturity	3,420	4,090	3,861	4,875	4,203
FHLB and FRB stocks, at cost	3,091	3,091	3,143	3,138	3,138
Total investment securities	274,040	276,467	273,725	250,271	253,814

Commercial	878,703	855,298	862,597	864,024	857,954
Mortgage	184,013	183,835	181,428	182,724	188,636
Consumer	243,922	249,238	255,012	265,158	274,048
Loans, net of deferred loan fees	1,306,638	1,288,371	1,299,037	1,311,906	1,320,638
Allowance for loan losses	(23,923)	(19,656)	(19,745)	(18,944)	(19,635)
Loans, net	1,282,715	1,268,715	1,279,292	1,292,962	1,301,003

Loans held for sale	1,313	624	658	502	1,715
Premises and equipment, net	22,962	23,605	24,279	24,980	25,514
Operating lease right-of-use assets	8,051	8,220	8,391	-	-
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	886	1,037	1,188	1,351	1,527
Accrued interest receivable and other assets	33,489	33,966	32,373	31,572	32,568
Total assets	$1,793,643	$1,752,997	$1,769,572	$1,755,343	$1,753,864

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$472,600	$451,985	$462,000	$484,433	$469,887
Interest-bearing demand deposits	208,222	188,843	187,834	179,603	211,099
Money market accounts	510,194	505,084	540,476	537,948	532,489
Savings deposits	215,665	217,434	219,199	217,027	217,621
Time deposits	169,825	177,792	156,993	150,226	144,901
Total deposits	1,576,506	1,541,138	1,566,502	1,569,237	1,575,997

FHLB advances and other debt	4,140	4,195	4,250	4,304	4,358
Operating lease liabilities	8,125	8,250	8,399	-	-
Accrued interest payable and other liabilities	22,828	21,027	18,887	16,773	17,010
Total liabilities	1,611,599	1,574,610	1,598,038	1,590,314	1,597,365

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	46,464	46,284	46,174	45,820	46,006
Retained earnings	150,759	150,063	146,340	143,129	138,654
Treasury stock, at cost	(11,956)	(12,062)	(12,191)	(12,562)	(12,927)
Accumulated other comprehensive loss	(3,276)	(5,951)	(8,842)	(11,411)	(15,287)
Total shareholders' equity	182,044	178,387	171,534	165,029	156,499
Total liabilities and shareholders' equity	$1,793,643	$1,752,997	$1,769,572	$1,755,343	$1,753,864

Period-end shares outstanding	4,874	4,868	4,863	4,855	4,837

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
(in thousands, except per share data)	2019	2018	Change	2019	2018	Change
Interest and dividend income:
Loans, including fees	$14,664	$14,580	0.6	$43,723	$42,930	1.8
Taxable securities	1,349	1,200	12.4	3,825	3,753	1.9
Tax exempt securities	293	272	7.7	872	875	(0.3)
Interest-earning deposits	502	84	497.6	1,735	116	1395.7
Total interest and dividend income	16,808	16,136	4.2	50,155	47,674	5.2

Interest expense:
Deposits	1,629	858	89.9	4,634	1,967	135.6
Securities sold under agreements to repurchase	-	-	N/M	-	137	(100.0)
Borrowed funds	37	199	(81.4)	111	574	(80.7)
Total interest expense	1,666	1,057	57.6	4,745	2,678	77.2

Net interest income	15,142	15,079	0.4	45,410	44,996	0.9
Provision for loan losses	4,441	300	1380.3	5,684	3,371	68.6
Net interest income after provision for loan losses	10,701	14,779	(27.6)	39,726	41,625	(4.6)

Non-interest income:
Wealth management group fee income	2,315	2,406	(3.8)	7,115	7,095	0.3
Service charges on deposit accounts	1,141	1,231	(7.3)	3,330	3,539	(5.9)
Interchange revenue from debit card transactions	1,058	982	7.7	3,113	3,013	3.3
Net gains on securities transactions	-	-	N/M	19	-	N/M
Change in fair value of equity investments	(10)	2,141	(100.5)	106	2,165	(95.1)
Net gains on sales of loans held for sale	69	79	(12.7)	146	184	(20.7)
Net gains (losses) on sales of other real estate owned	(1)	123	N/M	(87)	119	N/M
Income from bank owned life insurance	17	17	0.0	48	50	(4.0)
Other	367	402	(8.7)	1,177	2,016	(41.6)
Total non-interest income	4,956	7,381	(32.9)	14,967	18,181	(17.7)

Non-interest expense:
Salaries and wages	5,874	5,691	3.2	17,375	16,969	2.4
Pension and other employee benefits	1,470	1,262	16.5	4,488	4,438	1.1
Other components of net periodic pension and postretirement benefits	(141)	(408)	N/M	(423)	(1,224)	N/M
Net occupancy	1,424	1,671	(14.8)	4,469	4,922	(9.2)
Furniture and equipment	717	581	23.4	1,840	1,941	(5.2)
Data processing	1,818	1,782	2.0	5,418	5,288	2.5
Professional services	395	479	(17.5)	1,218	1,527	(20.2)
Legal accruals and settlements	-	-	N/M	-	989	(100.0)
Amortization of intangible assets	151	182	(17.0)	465	558	(16.7)
Marketing and advertising	231	212	9.0	644	816	(21.1)
Other real estate owned expense	9	83	(89.2)	80	321	(75.1)
FDIC insurance	(10)	263	(103.8)	476	881	(46.0)
Loan expense	171	262	(34.7)	557	615	(9.4)
Other	1,416	1,368	3.5	4,238	4,520	(6.2)
Total non-interest expense	13,525	13,428	0.7	40,845	42,561	(4.0)

Income before income tax expense	2,132	8,732	(75.6)	13,848	17,245	(19.7)
Income tax expense	176	1,802	(90.2)	2,443	3,349	(27.1)
Net income	$1,956	$6,930	(71.8)	$11,405	$13,896	(17.9)

Basic and diluted earnings per share	$0.40	$1.43		$2.34	$2.88
Cash dividends declared per share	0.26	0.26		0.78	0.78
Average basic and diluted shares outstanding	4,871	4,834		4,866	4,828

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share data)	2019	2019	2019	2018	2018	2019	2018
RESULTS OF OPERATIONS
Interest income	$16,808	$16,682	$16,665	$16,879	$16,136	$50,155	$47,674
Interest expense	1,666	1,581	1,498	1,395	1,057	4,745	2,678
Net interest income	15,142	15,101	15,167	15,484	15,079	45,410	44,996
Provision (credit) for loan losses	4,441	150	1,093	(218)	300	5,684	3,371
Net interest income after provision (credit) for loan losses	10,701	14,951	14,074	15,702	14,779	39,726	41,625
Non-interest income	4,956	5,086	4,925	4,893	7,381	14,967	18,181
Non-interest expense	13,525	13,823	13,497	14,205	13,428	40,845	42,561
Income before income tax expense	2,132	6,214	5,502	6,390	8,732	13,848	17,245
Income tax expense	176	1,233	1,034	660	1,802	2,443	3,349
Net income	$1,956	$4,981	$4,468	$5,730	$6,930	$11,405	$13,896

Basic and diluted earnings per share	$0.40	$1.02	$0.92	$1.18	$1.43	$2.34	$2.88
Average basic and diluted shares outstanding	4,871	4,866	4,860	4,843	4,834	4,866	4,828

PERFORMANCE RATIOS
Return on average assets	0.44%	1.15%	1.03%	1.29%	1.61%	0.87%	1.09%
Return on average equity	4.29%	11.51%	10.83%	14.29%	17.81%	8.76%	12.22%
Return on average tangible equity (a)	4.91%	13.27%	12.56%	16.74%	21.01%	10.09%	14.47%
Efficiency ratio (unadjusted) (f)	67.30%	68.47%	67.18%	69.71%	59.79%	67.65%	67.37%
Efficiency ratio (adjusted) (a) (b)	66.21%	67.44%	66.04%	68.49%	64.72%	66.56%	66.80%
Non-interest expense to average assets	3.05%	3.18%	3.12%	3.21%	3.13%	3.12%	3.34%
Loans to deposits	82.88%	83.60%	82.93%	83.60%	83.80%	82.88%	83.80%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.50%	4.54%	4.54%	4.54%	4.36%	4.53%	4.34%
Yield on investments	2.36%	2.41%	2.42%	2.16%	2.18%	2.39%	2.20%
Yield on interest-earning assets	4.03%	4.07%	4.07%	4.01%	3.96%	4.05%	3.95%
Cost of interest-bearing deposits	0.60%	0.57%	0.54%	0.48%	0.33%	0.57%	0.25%
Cost of borrowings	3.53%	3.52%	3.52%	3.58%	2.38%	3.52%	2.33%
Cost of interest-bearing liabilities	0.61%	0.58%	0.55%	0.50%	0.39%	0.58%	0.33%
Interest rate spread	3.42%	3.49%	3.52%	3.51%	3.57%	3.47%	3.62%
Net interest margin, fully taxable equivalent	3.63%	3.69%	3.71%	3.68%	3.71%	3.67%	3.73%

CAPITAL
Total equity to total assets at end of period	10.15%	10.18%	9.69%	9.40%	8.92%	10.15%	8.92%
Tangible equity to tangible assets at end of period (a)	9.00%	8.99%	8.50%	8.19%	7.69%	9.00%	7.69%

Book value per share	$37.35	$36.64	$35.27	$33.99	$32.35	$37.35	$32.35
Tangible book value per share (a)	32.69	31.95	30.54	29.22	27.53	32.69	27.53
Period-end market value per share	42.00	48.34	46.93	41.31	42.43	42.00	42.43
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.78	0.78

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,295,167	$1,290,923	$1,296,200	$1,306,556	$1,330,071	$1,294,093	$1,324,610
Interest earning assets	1,665,793	1,654,156	1,671,063	1,680,269	1,625,132	1,664,188	1,624,830
Total assets	1,760,385	1,744,599	1,753,788	1,756,765	1,704,721	1,752,948	1,703,834
Deposits	1,545,858	1,539,739	1,565,371	1,576,629	1,501,082	1,550,251	1,495,111
Total equity	180,896	173,534	167,385	159,032	154,331	173,988	152,026
Tangible equity (a)	158,111	150,598	144,293	135,766	130,891	151,052	128,396

ASSET QUALITY
Net charge-offs	$174	$239	$292	$472	$310	$705	$4,897
Non-performing loans (d)	23,468	19,505	15,099	12,254	12,629	23,468	12,629
Non-performing assets (e)	23,679	19,719	15,304	12,828	13,356	23,679	13,356
Allowance for loan losses	23,923	19,656	19,745	18,944	19,635	23,923	19,635

Annualized net charge-offs to average loans	0.05%	0.07%	0.09%	0.14%	0.09%	0.07%	0.49%
Non-performing loans to total loans	1.80%	1.51%	1.16%	0.93%	0.96%	1.80%	0.96%
Non-performing assets to total assets	1.32%	1.12%	0.86%	0.73%	0.76%	1.32%	0.76%
Allowance for loan losses to total loans	1.83%	1.53%	1.52%	1.44%	1.49%	1.83%	1.49%
Allowance for loan losses to non-performing loans	101.94%	100.77%	130.77%	154.59%	155.48%	101.94%	155.48%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio (adjusted) is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains or losses on securities transactions.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.
(f) Efficiency ratio (unadjusted) is non-interest expense divided by the total of net interest income plus non-interest income.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018			Three Months Ended September 30, 2019 vs. 2018
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Interest earning assets:
Commercial loans	$864,923	$10,160	4.66%	$861,513	$9,868	4.54%	$292	$38	$254
Mortgage loans	184,090	1,788	3.85%	191,493	1,824	3.78%	(36)	(70)	34
Consumer loans	246,154	2,752	4.44%	277,065	2,925	4.19%	(173)	(340)	167
Taxable securities	234,075	1,350	2.29%	231,340	1,201	2.06%	149	14	135
Tax-exempt securities	46,945	357	3.02%	48,226	333	2.74%	24	(9)	33
Interest-earning deposits	89,606	502	2.22%	15,495	84	2.15%	418	415	3
Total interest earning assets	1,665,793	16,909	4.03%	1,625,132	16,235	3.96%	674	48	626

Non- interest earnings assets:
Cash and due from banks	25,784			27,686
Other assets	88,841			71,782
Allowance for loan losses	(20,033)			(19,879)
Total assets	$1,760,385			$1,704,721

Interest-bearing liabilities:
Interest-bearing checking	$180,852	$170	0.37%	$147,340	$78	0.21%	92	22	70
Savings and money market	724,451	794	0.43%	745,235	513	0.27%	281	(14)	295
Time deposits	178,107	665	1.48%	144,037	267	0.74%	398	76	322
FHLB advances, other debt and
repurchase agreements	4,161	37	3.53%	33,227	199	2.38%	(162)	(228)	66
Total int.-bearing liabilities	1,087,571	1,666	0.61%	1,069,839	1,057	0.39%	609	(144)	753

Non-interest-bearing liabilities:
Demand deposits	462,448			464,470
Other liabilities	29,470			16,081
Total liabilities	1,579,489			1,550,390
Shareholders' equity	180,896			154,331
Total liabilities and shareholders' equity	$1,760,385			$1,704,721

Fully taxable equivalent net interest income		15,243			15,178		$65	$192	$(127)
Net interest rate spread (1)			3.42%			3.57%
Net interest margin, fully taxable equivalent (2)			3.63%			3.71%
Taxable equivalent adjustment		(101)			(99)
Net interest income		$15,142			$15,079

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2019 vs. 2018
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Interest earning assets:
Commercial loans	$858,997	$30,184	4.70%	$853,832	$28,962	4.54%	$1,222	$179	$1,043
Mortgage loans	182,657	5,223	3.82%	193,539	5,435	3.75%	(212)	(311)	99
Consumer loans	252,439	8,425	4.46%	277,239	8,643	4.17%	(218)	(799)	581
Taxable securities	226,029	3,830	2.27%	240,650	3,758	2.09%	72	(239)	311
Tax-exempt securities	48,550	1,063	2.93%	51,769	1,075	2.78%	(12)	(69)	57
Interest-earning deposits	95,516	1,735	2.43%	7,801	116	1.99%	1,619	1,587	32
Total interest earning assets	1,664,188	50,460	4.05%	1,624,830	47,989	3.95%	2,471	348	2,123

Non-interest earnings assets:
Cash and due from banks	25,860			27,358
Other assets	82,684			72,425
Allowance for loan losses	(19,784)			(20,779)
Total assets	$1,752,948			$1,703,834

Interest-bearing liabilities:
Interest-bearing checking	$186,327	$554	0.40%	$143,556	$141	0.13%	$413	$52	$361
Savings and money market	738,869	2,378	0.43%	762,993	1,306	0.23%	1,072	(42)	1,114
Time deposits	165,088	1,702	1.38%	130,628	520	0.53%	1,182	167	1,015
FHLB advances, other debt and
repurchase agreements	4,214	111	3.52%	40,778	711	2.33%	(600)	(845)	245
Total int.-bearing liabilities	1,094,498	4,745	0.58%	1,077,955	2,678	0.33%	2,067	(668)	2,735

Non-interest-bearing liabilities:
Demand deposits	459,967			457,934
Other liabilities	24,495			15,919
Total liabilities	1,578,960			1,551,808
Shareholders' equity	173,988			152,026
Total liabilities and shareholders' equity	$1,752,948			$1,703,834

Fully taxable equivalent net interest income		45,715			45,311		$404	$1,016	$(612)
Net interest rate spread (1)			3.47%			3.62%
Net interest margin, fully taxable equivalent (2)			3.67%			3.73%
Taxable equivalent adjustment		(305)			(315)
Net interest income		$45,410			$44,996

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income and Net Interest Margin

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
Net interest income (GAAP)	$15,142	$15,101	$15,167	$15,484	$15,079	$45,410	$44,996
Fully taxable equivalent adjustment	101	104	100	105	99	305	315
Fully taxable equivalent net interest income (non-GAAP)	$15,243	$15,205	$15,267	$15,589	$15,178	$45,715	$45,311

Average interest-earning assets (GAAP)	$1,665,793	$1,654,156	$1,671,063	$1,680,269	$1,625,132	$1,664,188	$1,624,830

Net interest margin - fully taxable equivalent (non-GAAP)	3.63%	3.69%	3.71%	3.68%	3.71%	3.67%	3.73%

Efficiency Ratio

The unadjusted efficiency ratio is calculated as non-interest expense divided by total revenue (net interest income and non-interest income).  The adjusted efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018
EFFICIENCY RATIO
Net interest income (GAAP)	$15,142	$15,101	$15,167	$15,484	$15,079	$45,410	$44,996
Fully taxable equivalent adjustment	101	104	100	105	99	305	315
Fully taxable equivalent net interest income (non-GAAP)	$15,243	$15,205	$15,267	$15,589	$15,178	$45,715	$45,311

Non-interest income (GAAP)	$4,956	$5,086	$4,925	$4,893	$7,381	$14,967	$18,181
Less: changes in fair value of equity investments	-	-	-	-	(2,093)	-	(2,093)
Less: net (gains) losses on security transactions	-	(19)	-	-	-	(19)	-
Adjusted non-interest income (non-GAAP)	$4,956	$5,067	$4,925	$4,893	$5,288	$14,948	$16,088

Non-interest expense (GAAP)	$13,525	$13,823	$13,497	$14,205	$13,428	$40,845	$42,561
Less: amortization of intangible assets	(151)	(151)	(163)	(176)	(182)	(465)	(558)
Less: legal reserve	-	-	-	-	-	-	(989)
Adjusted non-interest expense (non-GAAP)	$13,374	$13,672	$13,334	$14,029	$13,246	$40,380	$41,014

Efficiency ratio (unadjusted)	67.30%	68.47%	67.18%	69.71%	59.79%	67.65%	67.37%
Efficiency ratio (adjusted)	66.21%	67.44%	66.04%	68.49%	64.72%	66.56%	66.80%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s tangible equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share and ratio data)	2019	2019	2018	2018	2018	2019	2018
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$182,044	$178,387	$171,534	$165,029	$156,499	$182,044	$156,499
Less: intangible assets	(22,710)	(22,861)	(23,012)	(23,175)	(23,351)	(22,710)	(23,351)
Tangible equity (non-GAAP)	$159,334	$155,526	$148,522	$141,854	$133,148	$159,334	$133,148

Total assets (GAAP)	$1,793,643	$1,752,997	$1,769,572	$1,755,343	$1,753,864	$1,793,643	$1,753,864
Less: intangible assets	(22,710)	(22,861)	(23,012)	(23,175)	(23,351)	(22,710)	(23,351)
Tangible assets (non-GAAP)	$1,770,933	$1,730,136	$1,746,560	$1,732,168	$1,730,513	$1,770,933	$1,730,513

Total equity to total assets at end of period (GAAP)	10.15%	10.18%	9.69%	9.40%	8.92%	10.15%	8.92%
Book value per share (GAAP)	$37.35	$36.64	$35.27	$33.99	$32.35	$37.35	$32.35

Tangible equity to tangible assets at
end of period (non-GAAP)	9.00%	8.99%	8.50%	8.19%	7.69%	9.00%	7.69%
Tangible book value per share (non-GAAP)	$32.69	$31.95	$30.54	$29.22	$27.53	$32.69	$27.53

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except ratio data)	2019	2019	2018	2018	2018	2019	2018
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$180,896	$173,534	$167,385	$159,032	$154,331	$173,988	$152,026
Less: average intangible assets	(22,785)	(22,936)	(23,092)	(23,266)	(23,440)	(22,936)	(23,630)
Average tangible equity (non-GAAP)	$158,111	$150,598	$144,293	$135,766	$130,891	$151,052	$128,396

Return on average equity (GAAP)	4.29%	11.51%	10.83%	14.29%	17.81%	8.76%	12.22%
Return on average tangible equity (non-GAAP)	4.91%	13.27%	12.56%	16.74%	21.01%	10.09%	14.47%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except per share and ratio data)	2019	2019	2018	2018	2018	2019	2018
NON-GAAP NET INCOME
Reported net income (GAAP)	$1,956	$4,981	$4,468	$5,730	$6,930	$11,405	$13,896
Net changes in fair value of investments (net of tax)	-	-	-	-	(1,559)	-	(1,559)
Net (gains) losses on security transactions (net of tax)	-	(14)	-	-	-	(14)	-
Legal reserve (net of tax)	-	-	-	-	-	-	737
Revaluation of net deferred tax asset	-	-	-	(445)	-	-	-
Net income (non-GAAP)	$1,956	$4,967	$4,468	$5,285	$5,371	$11,391	$13,074

Average basic and diluted shares outstanding	4,871	4,866	4,860	4,843	4,834	4,866	4,828

Reported basic and diluted earnings per share (GAAP)	$0.40	$1.02	$0.92	$1.18	$1.43	$2.34	$2.88
Reported return on average assets (GAAP)	0.44%	1.15%	1.03%	1.29%	1.61%	0.87%	1.09%
Reported return on average equity (GAAP)	4.29%	11.51%	10.83%	14.29%	17.81%	8.76%	12.22%

Basic and diluted earnings per share (non-GAAP)	$0.40	$1.02	$0.92	$1.09	$1.11	$2.34	$2.71
Return on average assets (non-GAAP)	0.44%	1.14%	1.03%	1.19%	1.25%	0.87%	1.03%
Return on average equity (non-GAAP)	4.29%	11.48%	10.83%	13.18%	13.81%	8.75%	11.50%